Exhibit 10.9d

BJ’S WHOLESALE CLUB, INC.

2010 ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement is entered into this 20th day of December, 2010 by and between BJ’s Wholesale Club, Inc. (the “Company”) and Thomas F. Gallagher (the “Executive”):

W I T N E S S E T H

WHEREAS Company and Executive entered into an Employment Agreement dated as of April 3, 2007 (the “Agreement”); and

WHEREAS Section 7.4 of the Agreement provides that it may be amended by a written instrument executed by both parties; and

WHEREAS Company and Executive wish to modify the terms of the Agreement to conform to the requirements Section 409A of the Internal Revenue Code, as interpreted by Internal Revenue Service Notice 2010-6,

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to modify the Agreement as follows:

1. The first clause of Section 3.5(b) of the Agreement preceding paragraph (1) thereof is amended to read as follows:

“Subject to the Executive entering into a binding and irrevocable release of claims and separation agreement prepared by the Company and the expiration on or before the 60th day after the Executive’s separation from service of any period during which the Executive is entitled to revoke the release, the Executive shall be eligible on such sixtieth (60th) day to receive:”

2. Except as modified by this Addendum, all other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto being duly authorized have executed this Addendum to be effective as of the date first set forth above.

EXECUTIVE	BJ’S WHOLESALE CLUB, INC.

/s/ Thomas F. Gallagher	By:	/s/ Laura J. Sen
Thomas F. Gallagher		Laura J. Sen, President and CEO
12/24/10	1/3/11
Dated	Dated